EXHIBIT 32.1

NEW ALBERTSON’S, INC.

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of New Albertson’s, Inc. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the quarter ended November 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Date: January 9, 2007	/s/ Jeffrey Noddle
Jeffrey Noddle Chief Executive Officer